UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §.240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

CHEVRON CORPORATION

2017 Annual Meeting May 31, 2017

Important proxy voting material is ready for your action.

This email represents the following share(s):

Three
Ways to Vote
Now via ProxyVote	Vote By May 30, 2017 11:59 PM ET
At the Meeting
By Phone 1.800.690.6903	Control Number: 0123456789012345

Dear Chevron Stockholder,

Chevron Corporation’s 2017 Annual Meeting of Stockholders will be held at Chevron U.S.A., Inc., 6301 Deauville Boulevard, Midland, Texas on Wednesday, May 31, 2017. You are receiving the Notice of the 2017 Annual Meeting, the 2017 Proxy Statement, the 2016 Annual Report, and the proxy voting instructions electronically because:

(1) you have consented to receive Chevron communications and to vote by proxy through the Internet, or

(2) you are a Chevron employee and hold Chevron common stock through an employee stock or retirement benefit plan and have a company issued e-mail account.

This e-mail notification contains information specific to your holdings and voting instructions. This e-mail may not represent all of your Chevron shares. If you have shares in multiple accounts and depending on how and where they are set up, you may receive multiple e-mails representing your various accounts. Each e-mail will include a separate control number for confidential voting. You should vote each account whether or not you plan to attend the Annual Meeting.

Stockholders may vote electronically until 11:59 p.m. (ET) on Tuesday, May 30, 2017. However if you are an employee of Chevron Corporation and hold Chevron common stock through an employee stock or retirement benefit plan, you must vote any shares held in a plan by 11:59 p.m. (ET) on Thursday, May 25, 2017 or such other date as determined by the plan fiduciary or trustee.

To cancel or change your electronic delivery profile, please go to

http://www.icsdelivery.com/cvx

While there are no charges for this voting service, you may incur costs associated with electronic access, such as charges from Internet access providers and phone companies.

Important Materials Proxy Statement Annual Report

            For holders as of April 3, 2017

(c)1997 - 2017 Broadridge Financial Solutions, Inc.

ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions, Inc.

CUSIP is a registered trademark of the American Bankers Association.

All other registered marks belong to their respective owners.

Email Settings | Terms and Conditions | Privacy Statement